Third Quarter 2012 Earnings Highlights October 19, 2012 John R. Koelmel President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer

Safe Harbor Statement Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2011 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. 2

Third Quarter 2012 Highlights • Operating EPS = $0.191; Operating revenues increased 8% QOQ2 – GAAP EPS = $0.14, including merger & restructuring costs and gain on securities portfolio repositioning transaction • Positive business fundamentals continue – 17% annualized originated average commercial loan growth QOQ = 11 consecutive quarters of double-digit growth – 15% annualized organic average commercial loan growth QOQ in New York State footprint – Originated $247 million in new indirect auto loans in Q3 at an average net rate of 3.55% – New checking account openings per branch increased 36% YOY – Non interest-bearing deposits increased 17% QOQ annualized excluding HSBC acquisition • Net interest income increased 4% – Net interest margin of 3.54% as expected, up 28 basis points from 2Q12 – Benefit of lower MBS premium amortization negated by loss of revenue from MBS sale in June • Fee income increased 22% reflecting the benefits of HSBC – 12% QOQ organically driven by a 53% QOQ increase in mortgage banking – Sustained strength in capital markets activity and fees • Credit metrics remain strong – NCOs decreased to 30 bps of average originated loans from 55 bps in 2Q12; 3Q originated NCOs of $9.1 million – $12.3M provision in excess of NCOs to support originated loan growth – Provision in excess of NCOs reduced EPS by $0.02 3 (1) Excludes $29.4 million of merger and acquisition integration expenses and a $5.3 million gain on the sale of $3.1 billion of mortgage-backed securities in June 2012. Operating results represent non- GAAP measures. Refer to the Appendix for further details. (2) Excludes a $5.3 million gain in Q3 and a $15.9 million gain in Q2 recorded on the sale of $3.1 billion of mortgage-backed securities; total gain $21.2 million

3.7 3.9 4.2 4.5 6.2 6.3 6.4 6.6 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 4Q11 1Q12 2Q12 3Q12 B ill io n s CRE C&I 4.1 3.9 3.8 3.7 2.2 2.2 2.1 2.1 0.3 0.3 0.3 0.6 $0.0 $2.0 $4.0 $6.0 $8.0 4Q11 1Q12 2Q12 3Q12 B ill io n s Other Consumer Home Equity Residential RE Continued Momentum in Loan Growth Average Commercial Loans1 Average Consumer Loans1 $9.9 $10.2 $10.6 $6.5 $6.4 $6.3 $ billions $ billions  Commercial growth across all geographies and business units  Commercial loan commitments increase 15% annualized QOQ; Line utilization relatively stable  Consumer mortgage and home equity balances declined due to faster prepayments/ refis 1. 2Q12 and 3Q12 balances exclude loans acquired from HSBC 4 $11.1 $6.4

Across the Board Commercial Loan Growth Notes: Average balances. Growth rates are annualized and exclude impact of loans acquired from HSBC. Specialized lending includes capital markets and community development. Balances do not include small business loans that roll up into retail segment. QOQ Originated Commercial Growth by Region 5 QOQ Originated Commercial Growth by Business Unit 15% 8% 16% 22% 54% 0% 10% 20% 30% 40% 50% 60% NY WPA EPA NE Specialized Lending 11% 12% 13% 71% 54% 37% 0% 10% 20% 30% 40% 50% 60% 70% 80% Middle Market Business Banking CRE Equipment Finance Capital Markets Others $5.4 $1.2 $1.7 $2.0 $0.5 $3.0 $2.4 $4.0 $0.6 $0.5 $0.3 Average Loan Balance (billions)

Consumer Finance Delivers Strong Results • Indirect Auto Momentum Continues  Indirect auto balances at period end of $419 million  $247 million in originations in 3Q12, up $76 million from 2Q12  Average yield of approximately 3.55%, net of dealer reserve; consistent with 2Q12  Average FICO of 740 on new originations during the quarter  850+ active dealers  60% of originations are for used vehicles • Credit card platform  Transaction volume of $250 million during 3Q12  Activity levels high with former HSBC customers  Period end credit card loans approved of $308 million • Mortgage banking  $544 million in Originations in Q3; Retail originations increased 14% annualized QOQ  Gain-on-sale margin increased to 2.7%, up from 2.1% in Q2  Production pipeline remains strong 6

Retail: Focus on Checking Account Growth

Transactional Deposits as a Percentage of Total Deposits[1]


3Q11
25%
75%
Transactional Deposits
Other Deposits
3Q12
31%
69%

- Average noninterest-bearing (DDA) balances increased 17% QOQ annualized (excl HSBC acquisition)
- Average interest checking balances up 5% QOQ annualized (excl HSBC)
- Interest-bearing deposit cost down 2 bps QOQ to 32 bps

New Checking Account Sales per Branch


+32%
+1%
+53%
+29%
NY
WPA
EPA
NE
3Q11
3Q12

1. DDA and interest-bearing checking. Average balances.

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Credit Quality – Originated Portfolio • Provision expense of $12.3 million in excess of NCOs to support originated loan growth – Reserve build reduced EPS by $0.02 in both 2nd and 3rd quarters of 2012 • Net charge-offs of 30 bps; decreased from 55 bps in 2Q12 – In-line with historical trend • Coverage ratio of originated allowance / originated loans of 1.2% consistent with recent history • Favorable portfolio migration trends 8 $ in millions 3Q12 2Q12 Provision for loan losses $21.4 $25.4 Net Charge-offs $9.1 $15.1 NCOs/ Average Loans 0.30% 0.55% Nonperforming Originated Loans $114.2 $109.7 NPLs / Loans – Originated 0.93% 0.96% Total Originated Loans $12,233 $11,392 Allowance – Originated $147.2 $135.2 Allowance / Loans – Originated 1.20% 1.19% Criticized $525.8 $546.5 Classified $349.0 $398.0 Originated loans represents loans excluding acquired loans (i.e), loans originated under First Niagara ownership

Credit Quality: Acquired Portfolio

$ in millions	Q3 2012 NCC	Q3 2012 HNBC	Q3 2012 NAL	Q3 2012 HSBC	Q3 2012 Acquired	Q2 2012 NCC	Q2 2012 HNBC	Q2 2012 NAL	Q2 2012 HSBC	Q2 2012 Acquired
Provision for loan losses	-	0.4	-	-	0.4	1.2	0.8	0.3	0.1	2.4
Net charge-offs	0.3	0.6	0.1	-	1.0	-	0.6	0.1	-	0.7
NCOs / Avg Loans					0.05%					0.04%
Nonperforming loans	2.8	15.3	8.5	1.6	28.2	3.0	11.2	4.8	0.3	19.4
Total loans *	407	1,454	3,776	1,449	7,086	447	1,523	4,054	1,576	7,600
Allowance	0.9	1.6	0.1	0.1	2.7	1.2	1.8	0.2	0.1	3.3
Credit discount on Acq loans	13.2	41.5	113.4	43.8	211.9	14.8	42.9	125.2	46.0	228.9
Credit discount / Acq loans	3.2%	2.9%	3.0%	3.0%	3.0%	3.3%	2.8%	3.1%	2.9%	3.0%
Criticized	35.6	183.7	204.7	40.8	464.9	43.0	189.1	209.4	42.4	484.0
Classified	22.0	152.0	141.8	28.2	344.0	21.2	145.3	145.3	23.0	334.8
Accruing 90+ days delinquent	3.1	58.4	70.9	8.6	141.0	2.8	50.7	72.2	0.0	125.7

- Credit marks on acquired books remain appropriate
- Reclassified ~$45M of credit marks into accretable yield since 4Q11
  - 3Q12 transfer of $10 million will be amortized over the remaining life of these loans (~3 years)
  - To date, provision on acquired loans totaled ~$10M, and equaled the yield benefit to interest income
- Credit mark of $212M equals 3.0% of remaining $7.1B acquired book

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* Acquired loans before associated credit discount. Refer to the ending balance sheet in our Q3 2012 press release tables for a reconciliation to total loans and leases.

3Q12 Financial Summary

Income Statement ($MM)	2Q12	3Q12
Net Interest Income	$ 259.0	$ 269.6
Noninterest Income [1]	79.7	96.9
Total Revenue	338.7	366.5
Noninterest Operating Expenses [2]	210.4	237.1
Pre-tax Preprovision Net Revenue [1], [2]	128.3	129.3
Provision for loan losses	28.1	22.2
Pretax Operating Income [1], [2]	100.2	107.1
Income taxes	33.6	33.1
Net Operating Income [1], [2]	$ 66.6	$ 74.0
Nonoperating income, net of tax	10.3	3.5
Nonoperating expenses, net of tax	87.9	19.1
Net Income (loss)	$ (10.9)	$ 58.4
Preferred stock dividend	7.5	7.5
Net Income (loss) Available to Common	$ (18.5)	$ 50.8
Operating Earnings Per Diluted Share [1], [2]	$ 0.17	$ 0.19
GAAP Earnings Per Diluted Share	$ (0.05)	$ 0.14
Key Ratios		
Net Interest Margin	3.26%	3.54%
Return on Average Tangible Assets [1], [2]	0.78%	0.90%
Pretax preprovision ROA [1], [2]	1.41%	1.46%
Return on Average Tangible Common Equity [1], [2]	10.18%	13.86%
Efficiency Ratio [1], [2]	62.13%	64.71%

- Net interest income +4% QOQ
  - Lower premium amortization and full-quarter benefit of HSBC
  - Loss of interest income resulting from $3.1B MBS sale in Q2
- NIM up 28 bps QOQ to 3.54%
  - 10 bps decline in interest-bearing liability costs driven by paydown of wholesale borrowings with HSBC deposits
  - $20M decline in MBS premium amortization
- Noninterest income +22% QOQ
  - +12% QOQ excluding estimated HSBC benefit
  - Strong results in mortgage banking driven by 66 bps increase in gain-on-sale margins
  - Sustained strength in capital markets
- Operating expenses +13%
  - Full quarter impact of HSBC branches
  - Efficiency ratio impacted ~350 bps by lost revenues on MBS sale

(1) Excludes $5.3 million gain in Q3 and $15.9 million gain recorded in Q2 on the sale of $3.1 billion of mortgage-backed securities in June 2012. Operating results represent non-GAAP measures. Refer to the Appendix for further details.

(2) Excludes merger and acquisition integration expenses and restructuring charges. Operating results represent non-GAAP measures. Refer to the Appendix for further details.

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4Q12 Outlook (as of October 19, 2012)

Metric	Street Median for 4Q12 *	Management Commentary on Street Median Expectations
Net interest income (GAAP)	$271M	•NII consistent with management expectations •Expected 4Q12 NIM range of 3.45% - 3.50%
Average Earning Assets	$31.3B	Consistent with management expectations
Operating fee income	$92M	Consistent with management expectations
Operating expenses	$234M	Consistent with management expectations
NCOs/ originated loans	NA	30-35 bps of average originated loans
Originated loan loss provision	$22M	Upward bias driven by provisioning at 1.2% of net organic loan growth and HSBC credit card treatment
Tax rate	NA	~32% (GAAP)
Operating EPS	$0.19	Consistent with management expectations

** Based on the computed median of all 16 analyst models where available; as of October 18, 2012*

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Appendix 12 Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non- operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial member, can be found in this Appendix.

GAAP to non-GAAP Reconciliation 13 2Q12 (in 000s) 3Q12 (in 000s) Total noninterest income on operating basis (Non-GAAP) 79,703$ 96,866$ Gain on securities portfolio repositioning 15,895 5,337 Total reported noninterest income (GAAP) 95,598$ 102,203$ Total noninterest expense on operating basis (Non-GAAP) 210,429$ 237,138$ Merger and acquisition integration expenses 131,460 29,404 Restructuring charges 3,750 - Total reported noninterest expense (GAAP) 345,639$ 266,542$ Computation of pre-tax,pre-provision net revenue: Net interest income 259,013$ 269,905$ Noninterest income 95,598 102,203 Noninterest expense (345,639) (266,542) Pre-tax, pre-provision income (GAAP) 8,972 105,566 Less: non-operating noninterest income (15,895) (5,337) Add back: non-operating noninterest expenses 135,210 29,404 Pre-tax, pre-provision net revenue (Non-GAAP) 128,287$ 129,633$ Reconciliation of pretax operating income to pretax net income: Pretax operating income (Non-GAAP) 100,187$ 107,133$ Nonoperating income, gross of tax 15,895 5,337 Nonoperating expenses, gross of tax (135,210) (29,404) Pretax net income (GAAP) (19,128) $ 83,066$ Reconciliation of net operating income to net income: Net operating income (Non-GAAP) 66,630$ 74,027$ Nonoperating income, net of tax 10,331 3,469 Nonoperating expenses, net of tax (87,885) (19,112) Net income (GAAP) (10,924) $ 58,384$ Reconciliation of Operating Diluted EPS to GAAP Diluted EPS: Operating Diluted EPS (Non-GAAP) 0.17$ 0.19$ Nonoperating income, net of tax 0.03 0.01 Nonoperating expenses, net of tax (0.25) (0.05) Diluted EPS (GAAP) (0.05) $ 0.14$ Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 62.13% 64.71% Nonoperating income, gross of tax (2.79) (0.93) Nonoperating expenses, gross of tax 38.13 7.91 Reported efficiency ratio (GAAP) 97.47% 71.69% Reconciliation of noninterest expense on operating basis to reported noninterest expense: Reconciliation of noninterest income on operating basis to reported noninterest income:

GAAP to non-GAAP Reconciliation (continued) 14 Quarter ended Quarter ended June 30, 2012 (in 000s) June 30, 2012 (in 000s) Computation of Average Tangible Assets: Total average assets 36,499,747$ 35,303,879$ Less: Average goodwill and other intangibles (2,206,682) (2,626,666) Average tangible assets 34,293,065$ 32,677,213$ Computation of Average Tangible Common Equity: Total average stockholders' equity 4,879,791$ 4,872,605$ Less: Average goodwill and other intangibles (2,206,682) (2,626,666) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity 2,335,107$ 1,907,937$